UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2021

SailPoint Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)
---------------------------------------------------------------------------------------
Delaware
001-38297
47-1628077
(State or other jurisdiction
of incorporation)
(Commission File Number)
(IRS Employer
Identification No.)

11120 Four Points Drive, Suite 100,
Austin, Texas
(Address of principal executive office)

78726
(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 29, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of March 1, 2021, the record date for the Annual Meeting, 91,960,710 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.
Proposal 1 – Election of Directors to the Board
Each of the following persons was duly elected by the Company’s stockholders as a Class I director for the term expiring in 2024, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark D. McClain	60,437,203	18,510,557	5,328,736
Tracey E. Newell	58,729,338	20,218,422	5,328,736
Proposal 2 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm
The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was ratified by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstained
83,980,064	181,552	114,879

Proposal 3 – Advisory Vote on our Named Executive Officer Compensation
To approve, on a non-binding, advisory basis, our named executive officer compensation, with votes as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
71,179,003	7,660,757	108,000	5,328,736

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: April 30, 2021	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	Executive Vice President, General Counsel and Secretary